Exhibit 3.1

PAGE 1

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “MOBILE SERVICES GROUP, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2004, AT 1:33 O’CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
3497790 8100	AUTHENTICATION: 3129474

040380725	DATE: 05-24-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:39 PM 05/24/2004
FILED 01:33PM 05/24/2004 SRV 040380725 - 3497790 FILE

RESTATED
CERTIFICATE OF INCORPORATlON
OF
MOBILE SERVICES GROUP, INC.

          The undersigned, James S. Robertson and Christopher A. Wilson, certify that they are the Executive Vice President and General Counsel and Assistant Secretary, respectively, of Mobile Services Group, Inc. a corporation existing under the laws of the State of Delaware which was originally incorporated on April 4, 2002 (the “Corporation”), and do hereby further certify as follows:

          FIRST: The Corporation’s present name is Mobile Services Group, Inc., which is the name under which the corporation was originally incorporated; and the date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is April 4, 2002.

          SECOND: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates and integrates the provisions of the Certificate of Incorporation of the Corporation.

          THIRD: The text of the Corporation’s Certificate of Incorporation is hereby amended and restated and integrated to read in its entirety as set forth in Exhibit A.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed and acknowledged by James S. Robertson, Executive Vice President of the Corporation, and Christopher A. Wilson, the General Counsel and Assistant Secretary of the Corporation.

James S. Robertson
Executive Vice President

Christopher A. Wilson
General Counsel and Assistant Secretary

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION
OF
MOBILE SERVICES GROUP, INC.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

          FIRST: The name of the Corporation is Mobile Services Group, Inc. (the “Corporation”).

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

          FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 7,429,000 shares of capital stock, in two classes, (i) the first class consisting of 1,200,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) the second class consisting of 6,229,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Of the Preferred Stock, 2,100,000 shares shall constitute a series designated as Series B 10% Cumulative Preferred Stock (the “Series B”), 500,000 shares shall constitute a series designated as Series C 8.5% Cumulative Preferred Stock (the “Series C”), 300,000 shares shall constitute a series designated as Series E 8.5% Convertible Cumulative Preferred Stock (the “Series E”), 2,329,000 shares shall constitute a series designated as Series G Preferred Stock (the “Series G”), 150,000 shares shall constitute a series designated as Series H 10% Convertible Cumulative Preferred Stock (the “Series H”), 200,000 shares shall constitute a series designated as Series I 10% Convertible Cumulative Preferred Stock (the “Series I”), 300,000 shares shall constitute a series designated as Series J 10% Convertible Cumulative Preferred Stock (the “Series J”) and 350,000 shares shall constitute a series designated as Series K Convertible Preferred Stock (the “Series K”). The rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the shares of each such series are described below.

          (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the Common Stock are as follows:

                     (1) Voting. Except as otherwise expressly required by law or provided in this Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. Each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of fee Corporation.

                    (2) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                    (3) Amendments Affecting Stock. So long as any shares of Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or each higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Common Stock voting separately as a single class, (A) amend, alter or repeal any provision of this Section (a) of this Article FOURTH so as to adversely affect the rights, preferences or powers, or qualifications, limitations or restrictions thereof, of the Common Stock or (B) take any other action upon which a vote of the holders of Common Stock voting separately as a single class is required by law.

                    (4) Dividends. Subject to the rights of the holder of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                     (5) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any shares of Preferred Stock of the Corporation that rank senior to the Common Stock as to distributions upon such a liquidation, dissolution or winding up and that may at the time be outstanding, in proportion to the number of shares held by them.

                    (6) Merger. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same consideration on a per share basis.

                    (7) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

          (c) Preferred Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the various series of Preferred Stock are as follows:

                    (1) Series B 10% Cumulative Preferred Stock.

                              (A) Voting. The Series B shall not be entitled to vote except as otherwise may be provided by law.

                              (B) Dividends. The Series B shall be entitled to receive, out of funds legally available therefore, cumulative dividends at the annual rate of One Dollar ($ 1.00) per shares, and no more, payable in arrears in quarterly installments commencing on the last day of the first full month of the first full calendar quarter after the issuance of the first share of Series B, payable only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for payment thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of Series B in preference to any dividend which May be paid to the holders of the Common Stock. After cumulative dividends on the Series B, Series C, Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series B, adjusted, however, to accrue only from the date of issuance with respect to each such share. For purposes of determining the accrual of dividends on the Series B any dividends accrued but not paid on shares of Series B 10% Cumulative Preferred Stock (“MSGCA Series B”) of Mobile Storage Group, Inc., a California corporation (“MSGCA”), which may be converted into shares of the Series B pursuant to the Agreement and plan of Merger (the “Merger Agreement”) by and among MSGCA, the Corporation and Mobile Storage Group, Inc., a Delaware corporation (“MSGDE”), on the date of such conversion shall be considered accrued and unpaid on the shares of Series B into which such shares of MSGCA Series B were converted.

                              (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of Series B shall be entitled to receive, in preference to any payment on the Series C, Series E, Series G, Series H, Series I, Series J, Series K and Common Stock, an amount equal to Ten Dollars ($10.00) per share plus, for the Series B only, cumulative dividends as provided in subdivision (B) hereof accrued but unpaid to the date payment is made available to the Series B. A statement of the amount shall be provided to any holder of Series B upon request without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to Common Stock In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the Series B, Series H, Series I and Series J shall receive all assets until the full liquidation preference on the Series B, Series H, Series I and Series J are paid in full, then the Series C and the Series E shall receive all the assets pro rata on a share for share basis until the full liquidation preference on the Series C and Series E are paid in full, then the Series G and Series K shall receive all the assets pro rata on a share for share basis until the full liquidation preference on the Series G and Series K are paid in full. Any remaining assets shall be distributed to the holders of the Common Stock pro rata on a share for share basis.

                    (D) No Conversion Rights. The shares of Series B shall not be convertible into any other class or series of capital stock of the Corporation.

                    (E) Redemption.

                              (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series B. If the Corporation elects to redeem some, but not all, shares of Series B, the Corporation shall redeem a pro-rata amount from each shareholder of Series B.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series B appearing in the Corporation’s register for the Series B. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series B and the applicable redemption price. The Corporation may, in its sole and absolute discretion, specify that any particular redemption is contingent upon the happening of an event (the “Series B Triggering Event”), which the Corporation shall specify in such written redemption notice (a “Series B Contingent Redemption”). If the Corporation gives notice of a Series B Contingent Redemption and the Series B Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series B Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series B as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series B redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series B Contingent Redemption may be a fixed number of days following the date upon which the Series B Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series B redeemed are delivered to the Corporation or its transfer agent for the Series B, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption price. The redemption price per share of Series B shall be Ten Dollars ($10.00) per share plus all accrued but unpaid dividends for such share.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series B shall be entitled to preemptive or subscription rights.

          (2) Series C 8.5% Cumulative Preferred Stock.

                    (A) Voting. The Series C shall not be entitled to vote except as otherwise may be provided by law.

                    (B) Dividends. The Series C shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the quarterly rate of Forty Two and One-Half Cents ($0.425) per share, and no more, payable in arrears in quarterly installments on the last day of February, April, July and October of each year, payable only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for payments thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of the Series C in preference to any dividend which may be paid to holders of the Common Stock. After cumulative dividends on the Series B, Series C, Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series C, adjusted, however, to accrue only from the date of issuance with respect to each such share. For purposes of determining the accrual of dividends on the Series C any dividends accrued but not paid on shares of Series C 8.5% Cumulative Preferred Stock (“MSGCA Series C”) of MSGCA which may be converted into shares of Series C pursuant to the Merger Agreement on the date of such conversion shall be considered accrued and unpaid on the shares of Series C into which such shares of MSGCA Series C were converted.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of Series C shall be entitled to receive, in preference to any payment on the Series G, Series K and Common Stock, an amount equal to Twenty Dollars ($20.00) per share plus, for the Series C only, cumulative dividends as provided in subdivision (B) hereof accrued but unpaid to the date payment is made available to the Series C. A statement of which shall be provided to any holder of Series C upon request and without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(l)(C) of this Article Fourth.

                    (D) No Conversion Rights. The shares of Series C shall not be convertible into any other class or series of capital stock of the Corporation.

                    (E) Redemption.

                              (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series C. If the Corporation elects to redeem some, but not all, shares of Series C, the Corporation shall redeem a pro-rata amount from each shareholder of Series C.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series C appearing in the Corporation’s register for the Series C. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series C and the applicable redemption price. The Corporation may, in its sole and absolute discretion, specify that any particular redemption is contingent upon the happening of an event (the “Series C Triggering Event”), which the Corporation shall specify in such written redemption notice (a “Series C Contingent Redemption”). If the Corporation gives notice of a Series C Contingent Redemption and the Series C Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series C Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series C as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series C redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series C Contingent Redemption may be a fixed number of days following the date upon which the Series C Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series C redeemed are delivered to the Corporation or its transfer agent for the Series C, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series C shall be $20.00 per share plus all accrued but unpaid dividends for such share.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series C shall be entitled to preemptive or subscription rights.

          (3) Series E 8.5% Convertible Cumulative Preferred Stock.

                    (A) Voting. The Series E shall not be entitled to vote except as otherwise may be provided by law.

                    (B) Dividends. The Series E shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the quarterly rate of Forty Two and One-Half Cents ($0.425) per share, and no more, payable in arrears only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for the payment thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of the Series E in preference to any dividend which may be paid to holders of the Common Stock. After cumulative dividends on the Series B, Series C. Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series E, adjusted, however, to accrue only from the date of issuance with respect to each such share. For purposes of determining the accrual of dividends on the Series E any dividends accrued but not paid on shares of Series E 8.5% Convertible Cumulative Preferred Stock (“MSGCA Series E”) of MSGCA which may be converted into shares of the Series E pursuant to the Merger Agreement on the date of such conversion shall be considered accrued and unpaid on the shares of Series E into which such shares of MSGCA Series E were converted.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series E shall be entitled to receive, in preference to any payment on the Series G, Series K and Common Stock only, an amount equal to Twenty Dollars ($20.00) per share plus, for the Series E only, cumulative dividends as provided in subdivision (B) hereof accrued and unpaid to the date payment is made available to the Series E.A statement of which shall be provided to any holder of Series E upon request and without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(1)(C) of this Article Fourth.

                    (D) Automatic Conversion. The shares of Series E shall automatically convert into Common Stock (the “Automatic Conversion”), without any advance notice to such holder, upon the closing (the “Effective Date”) (without considering any closing of any over allotment option) of an initial underwritten offering by the Corporation of its Common Stock under the Securities Act of 1933 with net proceeds to the Company of at least $25,000,000 (the “Public Offering”), into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price by the initial public offering price per share (without regard to underwriting discounts or commissions) in such Public Offering. With respect to the Series E, the Conversion Price shall be $20.00 per share plus all accrued but unpaid dividends. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares or (iv) accomplish any of (i), (ii) or (iii) through a merger or other business combination (each of (i), (ii), (iii) and (iv) being an “Antidilution Event”) the Conversion Price, with respect to the Series E, in effect at the time of such Antidilution Event shall be proportionately adjusted if and as necessary so that the holder of any shares of Series E surrendered for conversion, in accordance with its terms, after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series E been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any Antidilution Event shall occur. If in the Public Offering, the Common Stock shall be sold as part of units, the Board of Directors shall determine the public offering price per share of Common Stock.

                              (i) After such Automatic Conversion, the Company shall give all former holders of Series E a written notice (the “Series E Notice”) of the Automatic Conversion and where certificates that formerly represented shares of Series E may be surrendered for certificates representing shares of Common Stock. After the Series E Notice is sent, the Corporation shall, upon receipt of duly endorsed certificates for shares of Series E, promptly deliver to such holder, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Conversion shall be deemed to have occurred upon the Effective Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time.

                              (ii) No fractional shares of Common Stock shall be issued upon conversion of Series E. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                              (iii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series E from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Series E at the time outstanding.

                              (iv) Retirement of Series E Converted. No shares of Series E that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, be retired and cease to be part of the authorized shares of the Corporation.

                    (E) Redemption.

                              (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series E. If the Corporation elects to redeem some, but not all, shares of Series E, the Corporation shall redeem a pro-rata amount from each shareholder of Series E.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days advance of the redemption date, to the holders of shares of Series E appearing in the Corporation’s register for the Series E. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series E and the applicable redemption price. The Corporation may, in its sole and absolute discretion, specify that any particular redemption is contingent upon the happening of an event (a “Series E Triggering Event”), which the Corporation shall specify in such written redemption notice (“Series E Contingent Redemption”). If the Corporation gives notice of a Series E Contingent Redemption and the Series E Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series E Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series E as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series E redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series E Contingent Redemption may be a fixed number of days following the date upon which the Series E Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series E redeemed are delivered to the Corporation or its transfer agent for the Series E, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series E shall be Twenty Dollars ($20.00) per share plus all accrued but unpaid dividends for such share.

                              (iv) Mandatory Redemption. The Corporation must redeem each share of Series E on the tenth anniversary of the issuance of such share. For purposes of determining such tenth anniversary, shares of Series E shall be deemed to have been issued on the date of issuance of MSGCA Series E which may be converted into shares of the Series E pursuant to the Merger Agreement.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series E shall be entitled to preemptive or subscription rights.

          (4) Series G Preferred Stock.

                    (A) Voting. The Series G shall not be entitled to vote except as otherwise may be provided by law.

                    (B) Dividends. The Series G shall not be entitled to any dividends.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series G shall be entitled to receive, in preference (the “Series G liquidation Preference”) to any payment on the Common Stock only, an amount initially equal, upon issuance, to the liquidation preference of each share of the Series G Convertible Preferred Stock of MSGCA (“MSGCA Series G”) immediately prior to the merger pursuant to the Merger Agreement, as stated in the books and records of the Corporation. A statement of which shall be provided to the holders of the Series G upon request and without cost to such holder; provided that upon each annual anniversary of the initial issuance of the MSGCA Series G, the Series G Liquidation Preference shall increase by Ten Cents ($0.10) per share. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(I)(C) of this Article Fourth.

                    (D) Conversion. The shares of Series G shall not be convertible into any other class or series of capital stock of the Corporation.

                     (E) Redemption.

                               (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series G. If the Corporation elects to redeem some, but not all, shares of Series G, the Corporation shall redeem a pro-rata amount from each shareholder of Series G.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series G appearing in the Corporation’s register for the Series G. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series G and the applicable redemption price. The Corporation may, in its sole and absolute discretion specify that any particular redemption is contingent upon the happening of an event (a “Series G Triggering Event”), which the Corporation shall specify in such written redemption notice (a “Series G contingent Redemption”). If the Corporation gives notice of a Series G Contingent Redemption and the Series G Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series G Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series G as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series G redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series G Contingent Redemption may be a fixed number of days following the date upon which the Series G Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series G redeemed are delivered to the Corporation or its transfer agent for the Series G, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series G shall be the Series G Liquidation Preference.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series G shall be entitled to preemptive or subscription rights.

          (5) Series H 10% Convertible Cumulative Preferred Stock.

                    (A) Voting. Until the occurrence of a Public Offering the Series H shall not be entitled to vote except as otherwise may be provided by law. Immediately following the Effective Date, each share of the Series H shall entitle its holder to one vote per share of Common Stock into which such share of Series H would be converted if an Automatic H Conversion were then to occur, to the fullest extent permitted by law voting with the holders of the Common Stock as a single class on any and all matters submitted for a vote of the holders of the Corporation’s Common Stock, including the election of directors.

                    (B) Dividends. The Series H shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of One Dollar ($1.00) per share and no more, payable in arrears in quarterly installments commencing on the last day of the first full month of the first full calendar quarter after the issuance of the first share of Series H, payable only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for payment thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of Series H in preference to any dividend which may be paid to the holders of the Common Stock. After cumulative dividends on the Series B, Series C, Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series H, adjusted, however, to accrue only from the date of issuance with respect to each, such share. Upon the Effective Date, cumulative dividends on the Series H shall cease to accrue, but holders of Series H shall be entitled to share on a pro rata basis in any dividends declared on the Common Stock on an as converted basis. For purposes of determining the accrual of dividends on the Series H any dividends accrued but not paid on shares of Series H 10% Convertible Cumulative Preferred Stock (“MSGCA Series H”) of MSGCA which may be converted into shares of the Series H pursuant to the Merger Agreement on the date of such conversion shall be considered accrued and unpaid on the shares of Series H into which such shares of MSGCA Series H were converted.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series H shall be entitled to receive, in preference to any payment on the Series C, Series E, Series G, Series K and Common Stock, an amount equal to Ten Dollars ($10.00) per share plus cumulative dividends accrued but unpaid to the date payment is made available to the Series H. A statement of which shall be provided to any holder of Series H upon request and without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(1)(C) of this Article Fourth. Upon the Effective Date, the Series H shall cease to have any liquidation preference and shall be Included with the Common Stock on an as converted basis with respect to any and all distributions upon liquidation, winding up or dissolution.

                    (D) Conversion. Each share of Series H shall automatically convert into Common Stock (the “Automatic H Conversion”), without any advance notice to the holder, at the close of business on the day six months and one day following the Effective Date, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price by the initial price paid by the public to the underwriter(s) per share in the Public Offering. With respect to the Series H, the Conversion Price shall be $10.00 per share plus all accrued but unpaid dividends. If the Corporation shall consummate an Antidilution Event the Conversion Price, with respect to the Series H, in effect at the time of such Antidilution Event shall be proportionately adjusted if and as necessary so that the holder of any shares of Series H surrendered for conversion, in accordance with its terms, after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series H been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any

Antidilution Event shall occur. If in the Public Offering, the Common Stock shall be sold as part of units, the Board of Directors shall determine the public offering price per share of the Common Stock.

                              (i) After such Automatic H Conversion, the Company shall give all former holders of Series H a written notice of the Automatic H Conversion and where certificates that formerly represented shares of Series H may be surrendered for certificates representing shares of Common Stock. After the notice is sent, the Corporation shall, upon receipt of duly endorsed certificates for shares of Series H, promptly deliver to such holder, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid. Conversion shall be deemed to have occurred at the close of business on the day six months and one day after the Effective Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time.

                              (ii) No fractional shares of Common Stock shall be issued upon conversion of Series H. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                              (iii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series H, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series H from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Series H at the time outstanding.

                              (iv) Retirement of Series H Converted. No shares of Series H that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, be retired and cease to be a part of the authorized shares of the Corporation.

                    (E) Redemption.

                               (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time prior to the Effective Date, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series H. The Corporation shall not have the right to redeem shares of the Series H following the Effective Date. If the Corporation elects to redeem some, but not all, shares of Series H, the Corporation shall redeem a pro-rata amount from each shareholder of Series H.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series H appearing in the Corporation’s register for the Series H. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series H and the applicable redemption price. The Corporation may, in its sole and absolute discretion specify that any particular redemption is contingent upon the happening of an event (the “Series H Triggering Event”), which the Corporation shall specify in such written redemption notice (a “Series H Contingent Redemption”). If the Corporation gives notice of a Series H Contingent Redemption and the Series H Triggering Event does not occur within 180 days of the date upon which the corporation gave notice of the Series H Contingent Redemption, such redemption shall not be effected, and the Corporation shall treat the Series H as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series H redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series H Contingent Redemption may be a fixed number of days following the date upon which the Series H Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series H redeemed are delivered to the Corporation or its transfer agent for the Series H, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series H shall be Ten Dollars ($10.00) per share plus all accrued but unpaid dividends for such share.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series H shall be entitled to preemptive or subscription rights.

          (6) Series I 10% Convertible Cumulative Preferred Stock.

                    (A) Voting. Until the occurrence of a Public Offering, the Series I shall not be entitled to vote except as otherwise may be provided by law. Immediately following the Effective Date, each share of Series I shall entitle its holder to one vote per share of Common Stock into which such share of Series I would be converted if an Automatic I Conversion were then to occur, to the fullest extent permitted by law voting with the holders of the Common Stock as a single class on any and all matters submitted for a vote of the holders of the Corporation’s Common Stock, including the election of directors.

                    (B) Dividends. The Series I shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of One Dollar ($1.00) per share and no more, payable in arrears in quarterly installments commencing on the last day of the first full month of the first full calendar quarter after the issuance of the first share of Series I, payable only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for payment thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of Series I in preference to any dividend which may be paid to the holders of the Common Stock. After cumulative dividends on the Series B, Series C, Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series I, adjusted, however, to accrue only from the date of issuance with respect to each such share. Upon the Effective Date, cumulative dividends on the Series I shall cease to accrue, but holders of Series I shall be entitled to share on a pro rata basis in any dividends declared on the common Stock on an as converted basis. For purposes of determining the accrual of dividends on the Series I any dividends accrued but not paid on shares of Series I 10% Convertible Cumulative Preferred Stock (“MSGCA Series I”) of MSGCA which may be converted into shares of the Series I pursuant to the Merger Agreement on the date of such conversion shall be considered accrued and unpaid on the shares of Series I into which such shares of MSGCA Series I were converted.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series I shall be entitled to receive, in preference to any payment on the Series C, Series E, Series G, Series K and Common Stock, an amount equal to Ten Dollars ($10.00) per share plus cumulative dividends accrued but unpaid to the date payment is made available to the Series I. A statement of such amount shall be provided to any holder of Series I upon request and without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(1)(C) of this Article Fourth. Upon the Effective Date, the Series I shall cease to have any liquidation preference and shall be included with the Common Stock on an as converted basis with respect to any and all distributions upon liquidation, winding up or dissolution.

                    (D) Conversion. Each share of Series I shall automatically convert (the “Automatic I Conversion”), without any advance notice to the holder, at the close of business on the day six months and one day following the Effective Date, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price by the “I IPO Price.” The I IPO Price shall be ninety-five percent (95%) of the initial price paid by the public to the underwriter(s) per share in such Public Offering. With respect to the Series I, the Conversion Price shall be Ten Dollars ($10.00) per share plus all accrued but unpaid dividends. If the Corporation shall consummate an Antidilution Event the Conversion Price, with respect to the Series I, in effect at the time of such Antidilution Event shall be proportionately adjusted if and as necessary so that the holder of any shares of Series I surrendered for conversion, in accordance with its terms, after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series I been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any Antidilution Event shall occur. If in the Public Offering, the Common Stock shall be sold as part of units, the Board of Directors shall determine the public offering price per share of the Common Stock.

                               (i) After such Automatic I Conversion, the Company shall give all former holders of Series I a written notice of the Automatic I Conversion and where certificates that formerly represented shares of Series I may be surrendered for certificates representing shares of Common Stock. After the notice is sent, the Corporation shall, upon receipt of duly endorsed certificates for shares of Series I, promptly deliver to such holder, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Conversion shall be deemed to have occurred at the close of business on the day six months and one day after the Effective Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder holders of such shares of Common Stock as of such time.

                              (ii) No fractional shares of Common Stock shall be issued upon conversion of Series I. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                               (iii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series I, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series I from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the

State of Delaware, increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Series I at the time outstanding.

                              (iv) Retirement of Series I Converted. No shares of Series I that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, be retired and cease to be a part of the authorized shares of the Corporation.

                    (E) Redemption.

                              (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time prior to the Effective Date, and in such manner as the Bond of Directors shall determine, to redeem in whole or in part, any or all shares of Series I. The Corporation shall not have the right to redeem shares of the Series I following the Effective Date. If the Corporation elects to redeem some, but not all, shares of Series I, the Corporation shall redeem a pro-rata amount from each shareholder of Series I.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series I appearing in the Corporation’s register for the Series I. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series I and the applicable redemption price. The Corporation may, in its sole and absolute discretion specify that any particular redemption is contingent upon the happening of an event (the “Series I Triggering Event”), which the Corporation shall specify in such written redemption notice (a “Series I Contingent Redemption”). If the Corporation gives notice of a Series I Contingent Redemption and the Series I Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series I Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series I as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series I redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series I Contingent Redemption may be a fixed number of days following the date upon which the Series I Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series I redeemed are delivered to the Corporation or its transfer agent for the Series I, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                               (iii) Redemption Price. The redemption price per share of Series I shall be Tea Dollars ($10.00) per share plus all accrued but unpaid dividends for such share.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series I shall be entitled to preemptive or subscription rights.

          (7) Series J 10% Convertible Cumulative Preferred Stock.

                    (A) Voting. Until the occurrence of a Public Offering, the Series J shall not be entitled to vote except as otherwise may be provided by law. Immediately following the Effective Date, each share of Series J shall entitle its holder to one vote per share of Common Stock into which such share of Series J would be converted if an Automatic J Conversion were then to occur, to the fullest extent permitted by law voting with the holders of the Common Stock as a single class on any and all matters submitted for a vote of the holders of the Corporation’s Common Stock, including the election of directors.

                    (B) Dividends. The Series J shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the annual rate of One Dollar ($1.00) per share and no more, payable in arrears in quarterly installments commencing on the last day of the first full month of the first full calendar quarter after the issuance of the first share of Series J, payable only when, as and if declared by the Board of Directors. Such dividends shall accrue (whether or not declared and whether or not funds are legally available for payment thereof) from the issue date to the date of payment of such dividends. Such dividends shall be paid to the holders of Series J in preference to any dividend which may be paid to the holders of the Common Stock. After cumulative dividends on the Series B, Series C, Series E, Series H, Series I and Series J for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor, such additional dividends may be declared on the Common Stock. Dividends shall be declared and paid equally on each share of Series J, adjusted, however, to accrue only from the date of issuance with respect to each such share. Upon the Effective Date, cumulative dividends on the Series J shall cease to accrue, but holders of Series J shall be entitled to share on a pro rata basis in any dividends declared on the Common Stock on an as converted basis. For purposes of determining the accrual of dividends on the Series J any dividends accrued but not paid on shares of Series J 10% Convertible Cumulative Preferred Stock (“MSGCA Series J”) of MSGCA which may be converted into shares of the Series J pursuant to the Merger Agreement on the date of such conversion shall be considered accrued and unpaid on the shares of Series J into which such shares of MSGCA Series J were converted.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series J shall be entitled to receive, in preference to any payment on the Series C, Series E, Series G, Series K and

Common Stock, an amount equal to Ten Dollars ($10.00) per share plus cumulative dividends accrued but unpaid to the date payment is made available to the Series J. A statement of such amount shall be provided to any holder of Series J upon request and without cost to such holder. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(1)(C) of this Article Fourth. Upon the Effective Date, the Series J shall cease to have any liquidation preference and shall be included with the Common Stock on an as converted basis with respect to any and all distributions upon liquidation, winding up or dissolution.

                    (D) Conversion. Each share of Series J shall automatically convert (the “Automatic J Conversion”), without any advance notice to the holder, at the close of business on the day six months and one day following the Effective Date, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price by the “J IPO Price”. The J IPO Price shall be eighty-five percent (85%) of the initial price paid by the public to the underwriter(s) per share in such Public Offering. With respect to the shares of Series J, the Conversion Price shall be Ten Dollars ($ 10.00) per share plus all accrued but unpaid dividends on the Series J. If the Corporation shall consummate an Antidilution Event the Conversion Price, with respect to the Series J, in effect at the time of such Antidilution Event shall be proportionately adjusted if and as necessary so that the holder of any shares of Series J surrendered for conversion, in accordance with its terms, after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series J been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any Antidilution Event shall occur. If in the Public Offering, the Common Stock shall be sold as part of units, the Board of Directors shall determine the public offering price per share of the Common Stock.

                              (i) After such Automatic J Conversion, the Company shall give all former holders of Series J a written notice of the Automatic J Conversion and where certificates that formerly represented shares of Series J may be surrendered for certificates representing shares of Common Stock. After the notice is sent, the Corporation shall, upon receipt of duly endorsed certificates for shares of Series J, promptly deliver to such holder, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Conversion shall be deemed to have occurred at the dose of business on the day six months and one day after the Effective Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time.

                              (ii) No fractional shares of Common Stock shall be issued upon conversion of Series J. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                              (iii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series J, the full number of shares of Common Stock deliverable upon the convention of all shares of Series J from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Series J at the time outstanding.

                              (iv) Retirement of Series J Converted. No shares of Series J that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, be retired and cease to be a part of the authorized shares of the Corporation.

                    (E) Redemption.

                               (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time prior to the Effective Date, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series J. The Corporation shall not have the right to redeem shares of the Series J following the Effective Date. If the Corporation elects to redeem some, but not all, shares of Series J, the Corporation shall redeem a pro-rata amount from each shareholder of Series J.

                               (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series J appearing in the Corporation’s register for the Series J. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series J and the applicable redemption price. The Corporation may, in its sole and absolute discretion, specify that any particular redemption is contingent upon the happening of an event (the “Series J Triggering Event”) which the Corporation shall specify in such written redemption notice (a “Series J Contingent Redemption”). If the Corporation gives notice of a Series J Contingent Redemption and the Series J Trigger Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series J Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series J as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holders of shares of Series J redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series J Contingent Redemption may be a fixed number of days following the date upon which the Series J Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series J redeemed are delivered to the Corporation or its transfer agent for the Series J, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series J shall be Ten Dollars ($10.00) per share plus all accrued but unpaid dividends for such share.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series J shall be entitled to preemptive or subscription rights.

          (8) Series K Convertible Preferred Stock.

                    (A) Voting. Until the occurrence of a Public Offering, the Series K shall not be entitled to vote except as otherwise may be provided by law. Immediately following the Effective Date, each share of the Series K shall entitle its holder to one vote per share of Common Stock into which such share of Series K would be converted if an Automatic K Conversion were then to occur, to the fullest extent permitted by law voting with the holders of the Common Stock as a single class on any and all matters submitted for a vote of the holders of the Corporation’s Common Stock, including the election of directors.

                    (B) Dividends. The Series K shall not be entitled to any dividends.

                    (C) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, each share of the Series K shall be entitled to receive, in preference (the “Series K Liquidation Preference”) to any payment on the Common Stock only, an amount initially equal, upon issuance, to the liquidation preference of the Series K Convertible Preferred Stock of MSGCA (the “MSGCA Series K”) immediately prior to the merger pursuant to me Merger Agreement, as stated in the books and records of the Corporation, a statement of such amount shall be provided to the holders of the Series K upon request and without cost to such holder, provided that upon each annual anniversary of the initial issuance of MSGCA Series K, the Series K Liquidation Preference shall increase by Ten Cents ($0.10) per share. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Preferred Stock, the remaining assets shall be payable to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to each series of Preferred Stock, the assets of the Corporation shall be paid in accordance with subdivision (c)(1)(C) of this Article Fourth. Upon the Effective Date, the Series K shall cease to have any liquidation preference and shall be included with the Common Stock on an as converted basis with respect to any and all distributions upon liquidation, winding up or dissolution.

                    (D) Conversion. Each share of Series K shall automatically convert (the “Automatic K Conversion”), without any advance notice to the holder, at the close of business on the day six months and one day following the Effective Date, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series K Conversion Price (as defined below) by the initial public offering price per share (without regard to underwriting discounts or commissions) in such Public Offering. The “Series K Conversion Price” shall be the Series K Liquidation Preference. If the Corporation shall consummate an Antidilution Event the Series K Conversion Price in effect at the time of such Antidilution Event shall be proportionately adjusted if and as necessary so that the holder of any shares of Series K surrendered for conversion, in accordance with its terms, after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of Series K been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any Antidilution Event shall occur. If in the Public Offering, the Common Stock shall be sold as part of units, the Board of Directors shall determine the public offering price per share of Common Stock.

                              (i) After such Automatic K Conversion, the Company shall give all former holders of Series K a written notice (the “Series K Notice”) of the Automatic K Conversion and where certificates that formerly represented shares of Series K may be surrendered for certificates representing shares of Common Stock. After the Series K Notice is sent, the Corporation shall, upon receipt of duly endorsed certificates for shares of Series K, promptly deliver to such holder, or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Conversion shall be deemed to have occurred at the close of business on the day six months and one day after the Effective Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time.

                              (ii) No fractional shares of Common Stock shall be issued upon conversion of Series K. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                              (iii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series K, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series K from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Series K at the time outstanding.

                              (iv) Retirement of Series K Converted. No shares of Series K that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, to be retired and cease to be a part of the authorized shares of the Corporation.

                    (E) Redemption.

                              (i) Right to Redeem. The Corporation shall have the right, in its sole discretion, at any time prior to the Effective Date, and in such manner as the Board of Directors shall determine, to redeem in whole or in part, any or all shares of Series K. The Corporation shall not have the right to redeem shares of the Series K following the Effective Date. If the Corporation elects to redeem some, but not all, shares of Series K, the Corporation shall redeem a pro-rata amount from each shareholder of Series K.

                              (ii) Mechanics of Redemption. The Corporation shall effect each such redemption by giving written notice of its election to redeem, at least twenty days in advance of the redemption date, to the holders of shares of Series K appearing in the Corporation’s register for the Series K. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Series K and the applicable redemption price. The Corporation may, in its sole and absolute discretion, specify that any particular redemption is contingent upon the happening of an event (the “Series K Triggering Event”), which the Corporation shall specify in such written redemption notice (the “Series K Contingent Redemption”). If the Corporation gives notice of a Series K Contingent Redemption and the a Series K Triggering Event does not occur within 180 days of the date upon which the Corporation gave notice of the Series K Contingent Redemption, such redemption shall not be effected and the Corporation shall treat the Series K as though such notice of redemption had never been given. The Corporation shall be entitled to send a notice of redemption and begin the redemption procedures regardless of whether the Corporation has the full amount of the redemption price available on the date the redemption notice is sent to shareholders. The redemption price shall be paid to the holder of shares of Series K redeemed on the date fixed in the notice of redemption for said redemption, which with respect to a Series K Contingent Redemption may be a fixed number of days following the date upon which the Series K Triggering Event occurs; provided, however, that the Corporation shall not be obligated to deliver any portion of any such redemption price unless either the certificates evidencing the shares of Series K redeemed are delivered to the Corporation or its transfer agent for the Series K, if any, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                              (iii) Redemption Price. The redemption price per share of Series K shall be the Series K Liquidation Preference.

                    (F) No Preemptive or Subscription Rights. No holder of shares of Series K shall be entitled to preemptive or subscription rights.

          (d) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class or series of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or series, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class or series of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or series, and as otherwise permitted by law.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of the directors need not be by written ballot unless the By-laws so provide.

          (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right, subject to delivery of any undertaking required by the GCL, to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding (other than a proceeding (or part thereof) (besides one (or part thereof) to enforce rights to indemnification) initiated by such person that was not authorized or consented to by the Board of Directors) in advance of its final disposition, as permitted by law.

          The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation or by consent in writing to the taking of any action.

          NINTH: Meetings of stockholders may be held within or without me State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of more than fifty percent (50%) of the voting power of the shares entitled to vote at an election of directors.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation’s By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of more than fifty percent (50%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH and TENTH of this Restated Certificate of Incorporation or this Article ELEVENTH.